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                                                                     EXHIBIT 3.2


                                    RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               INNOVA CORPORATION



                                   ARTICLE I.

                                     Name.

         The name of the corporation is Innova Corporation.

                                  ARTICLE II.

                               Authorized Shares.

         A. The corporation is authorized to issue five classes of shares. The first three classes shall be designated "Series A Preferred Stock," "Series B Preferred Stock," and "Common Stock," respectively. The corporation is also authorized to issue a fourth class of stock, the "Series C Senior Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The corporation is also authorized to issue a fifth class of preferred stock, the "Series D Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The aggregate number of shares of Series A Preferred Stock authorized to be issued is 100,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series B Preferred Stock authorized to be issued is 50,000,000 with a par value of $0.01 per share; the aggregate number of Series C Senior Preferred Stock authorized to be issued is 35,000,000, with a par value of $0.01 per share; the aggregate number of shares





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of Series D Preferred Stock authorized to be issued is 100,000,000, with a par value of $0.01 per share; and the aggregate number of shares of Common Stock authorized to be issued is 375,000,000, with a par value of $0.01 per share. The Series A Preferred Stock shall consist of three series, having the designations and relative preferences as follows: (a) 20,000,000 shares of Series A.1. Preferred Stock, having a liquidation preference of $0.5515 per share, and consisting of all Series A Preferred Stock issued and outstanding as of August 1, 1993 or issued with respect to such shares pursuant to paragraph 5 hereof on or before April 26, 1994; (b) 20,000,000 shares of Series A.2. Preferred Stock, having a liquidation preference of $0.035 per share, and consisting of all shares of Series A Preferred Stock issuable upon exercise of warrants to purchase Series A Preferred Stock, at an initial exercise price of $0.035 per share; and (c) 60,000,000 shares of Series A.3. Preferred Stock, having a liquidation preference of $0.3299 per share, and consisting of all shares of Series A Preferred Stock other than Series A.1. Preferred Stock or Series A.2. Preferred Stock. The liquidation preference for the Series B Preferred Stock shall be $.2525 per share.

         The relative rights, preferences, privileges and restrictions with respect to each series of Series A Preferred Stock shall be identical in all respects, except as specifically identified herein.

         B. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock shall be identical to those relating to the Series B Preferred Stock, except as specifically identified herein. Subject to the rights of approval of the holders of a majority of the outstanding shares of each class of Preferred Stock, as set forth in paragraph A above, the Board of Directors is hereby expressly authorized, at any time and from time to time, to divide the shares of Series C Senior Preferred Stock and the shares of Series D Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of such series of the preferred stock to the fullest extent now or hereafter permitted by the laws of the State of Washington, including, but not limited to, the variations between different series in the following respects:

                                    (i)  The distinctive designations of such
                           series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares of such series thereof then outstanding) from time to time by the Board of Directors;





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                                    (ii)  The annual dividend rate for such
                           series, and the date or dates from which dividends shall commence to accrue;

                                    (iii)  The price or prices at which, and
                           the terms and conditions on which, the shares of such series may be made redeemable;

                                    (iv)  The purchase or sinking fund
                           provisions, if any, for the purchase or redemption of shares of such series;

                                    (v)  The preferential amount or amounts
                           payable on shares of such series in the event of the liquidation, dissolution, or winding up of the corporation;

                                    (vi)  The voting rights, if any, of shares
                           of such series;

                                    (vii)  The terms and conditions, if any,
                           upon which shares of such series may be converted and the class or classes of series of shares of the corporation or other securities into which such shares may be converted;

                                    (viii)  The relative seniority, parity or
                           junior rank of such series as to dividends or assets with respect to any other classes or series of stock then or thereafter to be issued; and

                                    (ix)  Such other terms, qualifications,
                           privileges, limitations, options, restrictions and special or relative rights and preferences, if any, of shares of such series as the Board of Directors may, at the time of such resolution or resolution, lawfully fix and determine under the laws of the State of Washington.

         C. The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Senior Preferred Stock and the Series D Preferred Stock (together referred to herein as "Preferred Stock") are as follows:

         1. Dividends. The holders of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, and out of funds of the corporation legally available for the payment of dividends, prior and in preference to any declaration and payment of any dividend on the Common Stock of the corporation, non-cumulative dividends as determined from time to time by the Board of Directors. Upon the declaration and payment of any dividend on the Common Stock of the corporation, the holders of Preferred Stock shall be entitled





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to receive a per share dividend (based on the number of shares of Common Stock into which the Preferred Stock could be converted on the date such Common Stock dividends are declared) equal to the per share dividend paid to the holders of Common Stock. No dividend will be declared and paid on any class of Preferred Stock unless an equal dividend is at the same time declared and paid on each class of Preferred Stock.

         2.       Liquidation Preferences.

                  a. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, each holder of Preferred Stock shall be entitled to receive, out of the assets or surplus funds of the corporation, an amount for each share of Preferred Stock then held by such holder equal to the liquidation preference for such shares of Preferred Stock, as set forth in Article II., (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Preferred Stock issued pursuant to paragraph 5 hereof, such that the aggregate liquidation preference of the outstanding shares of Preferred Stock held by such holder subsequent to such action shall equal the aggregate liquidation preference of the shares of Preferred Stock held by such holder prior to such event), and, in addition, an amount equal to all declared but unpaid dividends on the Preferred Stock (the "Liquidation Value"), before any payment shall be made or any assets distributed to the holders of the Common Stock, provided, however, that the right of holders of any class or series of Preferred Stock to receive the Liquidation Value shall be subject to payment of the full Liquidation Value of any class or series of Preferred Stock ranking senior thereto with respect to such distribution. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and funds of the corporation legally available for distribution shall be allocated among the holders of the Preferred Stock ranking on a parity with respect to such distribution such that the amount received by each such holder bears the same relationship to the total assets and funds available for distribution as the aggregate Liquidation Value of all shares held by such holder bears to the aggregate Liquidation Value of all shares of Preferred Stock outstanding and entitled to participate in such distribution.

                  b. After the payment or distribution to the holders of Preferred Stock of the full preferential amount aforesaid, the holders of the Preferred Stock and the holders of the Common Stock shall be entitled to receive the remaining assets of the corporation in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the Preferred Stock.





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                  c.       For the purposes of this paragraph 2, (i) any
acquisition of the corporation by means of merger, consolidation, reorganization, or other transaction in which greater than 50% of the corporation's shares (including shares of Common Stock and shares of Preferred Stock on an as-converted basis) are transferred or (ii) the sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the Holders of Preferred Stock to receive at the Closing in cash, securities or other property (valued as provided in subparagraph 2(d) below) amounts as specified in subparagraphs 2(a) and 2(b) above.

                  d. Whenever the distribution provided for in this paragraph 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         3.       Redemption.

                  a. At or at any time after October 1, 1997, the corporation shall at any time it may lawfully do so, upon not less than thirty
(30) days' written notice from holders of shares of Preferred Stock (each a "Requesting Holder") representing greater than fifty percent of the then issued and outstanding Preferred Stock, redeem the number of shares of Preferred Stock requested by each such Requesting Holder by paying thereafter $.3299 for each share of Series A Preferred Stock and $.2525 for each share of Series B Preferred Stock redeemed (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Series A Preferred Stock or Series B Preferred Stock issued pursuant to paragraph 5 hereof) plus the amount of all declared and unpaid dividends thereon (such total amount per share is hereinafter referred to as the "Redemption Price" of the Preferred Stock). The Redemption Price shall be paid to each such Requesting Holder in cash in three equal installments, without interest, with the first such installment paid on the Redemption Date (as hereinafter defined) and subsequent installments paid on each of the next two anniversaries of the Redemption Date.

                  b. Upon receipt of such written notice from Requesting Holders representing greater than fifty percent of the then issued and outstanding shares of Preferred Stock, the corporation shall fix a date (the "Redemption Date") for redemption of each such Requesting Holder's shares of Preferred Stock, or any lesser amount requested for redemption by any such Requesting Holder. Not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, written notice shall be mailed, postage prepaid, to each Requesting Holder of record, at the post office address last shown on the records of the corporation, to redeem such shares, specifying the Redemption Price and the date on which such Requesting





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Holder's Conversion Rights (as hereinafter defined) as to such shares terminate and asking each such Requesting Holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (such notice is-hereinafter referred to as the "Redemption Notice"). On or before the Redemption Date, each Requesting Holder of shares of Preferred Stock to be redeemed, unless such Requesting Holder has exercised his right to convert the shares as provided in paragraph 5 hereof, shall surrender the certificate or certificates representing such shares to the corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the first installment of the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If the Redemption Notice shall have been duly given, from and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the Requesting Holders of such shares as holders of Preferred Stock of the corporation (except the right to receive the Redemption Price) shall cease and terminate with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

                  c. If on or prior to the Redemption Date, the corporation deposits the Redemption Price of all shares of Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust company in the State of Washington having a capital and surplus of at least $25,000,000 as a trust fund for the benefit of the respective Requesting Holders of the shares designated for redemption and not yet redeemed with irrevocable instructions and authority to such bank or trust company to pay the Redemption Price of the Preferred Stock to their respective Requesting Holders in installments in accordance with subparagraph 3(a) above upon surrender of their certificates, then after the date of deposit (although prior to the Redemption Date), the shares so called shall be redeemed. The deposit shall constitute full payment of the shares to their Requesting Holders and from and after the date of deposit the shares shall no longer be outstanding and the Requesting Holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares in installments in accordance with subparagraph 3(a) upon the surrender of their certificates therefor, and any conversion rights which may exist pursuant to paragraph 5 hereof. Any monies deposited by the corporation pursuant to this paragraph 3(c) for the redemption of shares thereafter converted into shares of Common Stock pursuant to paragraph 5 hereof no later than the fifth (5th) day preceding the Redemption Date shall be returned to the corporation forthwith upon such conversion. The balance of any monies deposited by the corporation pursuant to this paragraph 3(c) remaining





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unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to the corporation upon its request expressed in a resolution of its Board of Directors, after which the Requesting Holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the corporation.

                  d. The redemption rights hereinabove set forth shall terminate upon: (i) the closing by the corporation of a firmly underwritten public offering involving the sale of at least 25% of the issued and outstanding shares of Common Stock, on a fully diluted basis, pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor law thereto generating net proceeds of not less than $10,000,000 and the commencement of trading of such shares on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (such public offering and commencement of trading being referred to hereinafter as a "Liquidity Event"), (ii) the closing of a sale of substantially all of the assets of the corporation or other transaction in which the control of the corporation is transferred, or (iii) if the holders of a majority of each class of Preferred Stock, voting separately as voting groups, vote at a meeting duly noticed and called for this purpose to terminate such redemption rights.

         4.       Voting Rights; Directors.

                  a. Except as otherwise expressly provided herein or as required by law, the holder of each share of Preferred Stock shall be entitled to one vote for each share held on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation and shall vote for the election of directors as set forth below, and upon any other matter submitted to a vote of the shareholders with the holders of the Common Stock, except those matters required by law to be submitted to a separate vote by voting groups. Fractional votes shall not, however, be permitted, and any fractional shares held shall be disregarded in computing voting rights.

                  b. The holders of the Series A Preferred Stock shall be entitled to elect three (3) members of the Board of Directors, the holders of the Series B Preferred Stock shall be entitled to elect one (1) members of the Board of Directors, and the holders of Preferred Stock and Common Stock shall together be entitled to elect remaining members of the Board of Directors.
This subparagraph 4(b) shall expire and be of no further force or effect upon the occurrence of a Liquidity Event.

         5. Conversion. Shares of Preferred Stock shall be convertible into shares of Common Stock as described in this paragraph 5 (the "Conversion





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Rights").  The term "Common Stock Equivalents" as used herein shall mean securities or rights convertible into or entitling the holder thereof to receive additional shares of Common Stock. The term "Conversion Price" as used herein shall mean $0.2525 per share of Series A Preferred Stock and $0.2525 per share of Series B Preferred Stock, as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar corporate rearrangements relating to the Preferred Stock, including additional shares of Preferred Stock issued pursuant to this paragraph 5.

                  a. Optional Conversion. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the fifth (5th) day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice, at the office of the corporation or any transfer agent for the Preferred Stock, into one fully paid and nonassessable share of Common Stock. In the event of a call for redemption pursuant to paragraph 3 hereof of any shares of Preferred Stock which are convertible into Common Stock, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the Redemption Date, unless default is made in payment of the Redemption Price.

                  b. Mandatory Conversion. Each share of Preferred Stock then outstanding shall automatically be converted into one fully paid and nonassessable share of Common Stock immediately upon the occurrence of a Liquidity Event involving an anticipated offering price to the public of not less than four times the price per share received by the corporation with respect to the most recent sale of shares of either Series A Preferred Stock or Series B Preferred Stock preceding the public offering (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements). Such conversion shall be conditioned upon the corporation paying all declared and unpaid dividends on the Preferred Stock, to and including the date of such conversion; provided, that the corporation may, at its option, in lieu of making full cash payment of all such declared and unpaid dividends, make payment thereof in whole shares of Common Stock, valued at the fair market value of the shares of Common Stock as determined in good faith by the Board of Directors, plus cash in lieu of fractional shares, so that the cash plus such value of such Common Stock equals the amount of such declared and unpaid dividends. Upon the occurrence of such event, the outstanding shares of Preferred Stock to be converted shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent, provided, however, that the corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such





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shares of Preferred Stock being converted are delivered to the corporation or any transfer agent, as provided in subparagraph 5(c).

                  c. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of shares of Preferred Stock, and any shares of Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for the fair market value of the fractional shares of Common Stock as determined in good faith by the Board of Directors at the time of conversion, payable as promptly as possible whenever funds are legally available therefor. Subject to the provisions of subparagraph 5(b), in order to convert shares of Preferred Stock into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued; said conversion notice shall contain such representations as may reasonably be required by the corporation, to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way which might violate then applicable laws. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Preferred Stock, or to its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                  d. Combinations or Consolidations of Common Stock. In the event the corporation at any time or from time to time effects a subdivision or combination of its outstanding Common Stock into a greater or lesser number of shares, then it shall simultaneously effect a proportionate and corresponding subdivision or combination of its outstanding Preferred Stock.

                  e. Stock Dividends. In the event the corporation shall make or issue dividends or other distributions paid in additional shares of Common Stock, or Common Stock Equivalents that are convertible or exchangeable for Common Stock without consideration, (collectively, "Stock Dividends") then and in each such event the corporation shall issue to each holder of shares of Preferred Stock on the effective date of the Stock Dividend additional shares of the same class of Preferred Stock equal to the number of shares of Common Stock such holder would have received as a result of such Stock Dividend if such holder's Preferred Stock had been converted to Common Stock immediately prior to the record date





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for such Stock Dividend.  In the case of the issuance of Common Stock
Equivalents, each holder of shares of Preferred Stock shall receive additional shares of the same class of Preferred Stock equal to the number of shares of Common Stock into which the Common Stock Equivalents resulting from such Stock Dividend would be convertible (as if such holder's Preferred Stock had been converted to Common Stock immediately prior to the record date for the Stock Dividend); provided however, that additional shares issued in respect of Common Stock Equivalents, which Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof, or which Common Stock Equivalents expire with the passage of time or otherwise, shall be deposited on behalf of the holder in escrow with the corporation's independent legal counsel or other person acceptable to both the corporation and the holder until the conversion or exercise of such Common Stock Equivalents, at which time the corporation shall make an appropriate adjustment, if any, to the number of additional shares issued and the adjusted number of such shares shall be delivered to the holder. The holder's interest in additional shares deposited in escrow may be transferred subject to the foregoing restriction and any other restrictions applicable to the holder's shares generally.

                  f. Reclassification and Reorganization. If the Common Stock issuable upon the conversion of the shares of Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, or other reorganization referred to in subparagraph 2(c) above), then and in each such event, the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change.

                  g. Diluting Issues. Except as otherwise provided in this subparagraph 5(g), if the corporation sells or issues any Common Stock or Common Stock Equivalents at a per share consideration less than the Conversion Price for shares of the Series A Preferred Stock and/or shares of the Series B Preferred Stock, then the corporation shall protect the Conversion Rights from dilution by issuing to each holder of shares of Preferred Stock with a Conversion Price greater than the per share consideration received by the corporation on such sale or issuance ("Affected Preferred Shares") additional shares of the same class of Preferred Stock as the Affected Preferred Shares, as set forth below. For the purposes of the foregoing, the per share consideration with respect to the sale or issuance of Common Stock or Preferred Stock shall be the price per share received





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by the corporation, prior to the payment of any expenses, commissions, discounts and other applicable costs with respect thereto, and with respect to Preferred Stock issued upon the conversion of a debt security and accompanied by a warrant to purchase additional shares of Preferred Stock, shall be calculated by treating both the issued shares of Preferred Stock and the shares of Preferred Stock to be issued upon the exercise of such warrant as the shares received for such consideration. With respect to the issuance of other Common Stock Equivalents, the per share consideration shall be determined by dividing the maximum number of shares of Common Stock issuable with respect to such Common Stock Equivalents (as set forth in the instrument relating thereto without regard to any provisions contained therein for subsequent adjustment of such number) into the aggregate consideration received by the corporation upon the sale or issuance of such Common Stock Equivalents plus the minimum aggregate amount of additional consideration receivable by the corporation, if any, upon the conversion or exercise of such Common Stock Equivalents. The issuance of Common Stock or Common Stock Equivalents for no consideration shall be deemed to be an issuance at a per share consideration of $.01. In connection with the sale or issuance of Common Stock or Common Stock Equivalents for non-cash consideration, the amount of consideration shall be determined on a reasonable basis by the Board of Directors of the corporation.

                           (i)      Upon each issuance of Common Stock or
Common Stock Equivalents for a per share consideration less than the Conversion Price, the corporation shall issue to each holder of Affected Preferred Stock additional shares of the same class of Preferred Stock such that the aggregate number of shares of Preferred Stock held by such holder after such issuance is equal to the number of shares of Affected Preferred Stock held by such holder immediately prior to such issuance multiplied by a fraction:

                                        (y)  the numerator of which shall be

                  (1) the total number of shares of Common Stock issued and outstanding immediately prior to such issuance (including for this purpose the number of shares of Common Stock to be issued upon conversion of outstanding Common Stock Equivalents), plus

                  (2) the number of additional shares of Common Stock so issued (including shares of Common Stock to be issued upon conversion of Common Stock Equivalents so issued).

                                        (X)  the denominator of which shall be

                  (1) the total number of shares of Common Stock issued and outstanding immediately prior to such issuance (including for this





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         purpose the number of shares of Common Stock to be issued upon conversion of outstanding Common Stock Equivalents), plus

                  (2) the number of shares of Common Stock that the aggregate consideration received by the corporation for the Common Stock and Common Stock Equivalents so issued would purchase at the Conversion Price.

provided, however, that additional shares issued in respect of Common Stock Equivalents, which Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof, or which Common Stock Equivalents expire with the passage of time or otherwise, shall be deposited on behalf of the holder in escrow with the corporation's independent legal counsel or other person acceptable to both the corporation and the holder until the conversion or exercise of such Common Stock Equivalents, at which time the corporation shall make an appropriate adjustment, if any, to the number of additional shares issued and the adjusted number of such shares shall be delivered to the holder. The holder's interest in additional shares deposited in escrow may be transferred subject to the foregoing restriction and any other restrictions applicable to the holder's shares generally.

                           (ii)     The foregoing notwithstanding, no
additional shares of Preferred Stock shall be issued under this subparagraph 5(g) (X) with respect to an issuance of Common Stock or Common Stock Equivalents if, at any time prior to the delivery of the certificates representing such additional shares of Preferred Stock, holders of a majority of the issued and outstanding shares of each class of Preferred Stock agree, either in writing or at a duly called meeting of the corporation's shareholders, to the waiver (either retroactively or prospectively) of the right to receive additional shares, or (Y) as a result of:

                           (aa) the issuance of up to 37,780,095 shares of Common Stock issuable upon conversion of shares of the corporation's Series A Preferred Stock;

                           (bb) The issuance of up to 11,567,734 shares of Common Stock or Series A Preferred Stock issuable upon the exercise of warrants issued in connection with that certain Preferred Stock Purchase Agreement by and among the corporation and the Investors (as defined therein) dated as of October 26, 1993, as amended from time to time, and the issuance of Common Stock issuable upon conversion of any of such shares of Series A Preferred Stock; or

                           (cc) the issuance of up to 19,309,288 shares of Common Stock issuable upon conversion of shares of the corporation's Series B Preferred Stock;

                           (dd) the issuance of up to 26,838,371 shares of Common Stock issuable upon conversion of shares of the corporation's Series C Senior Preferred Stock consisting of Series C and Series C1 Senior Preferred Stock;

                           (ee) The issuance of up to 45,239,886 shares of Common Stock or Common Stock Equivalents issuable upon the exercise of warrants to purchase Common Stock or Common Stock Equivalents;

                           (ff) the issuance of shares of Common Stock or Common Stock Equivalents or options to purchase shares of Common Stock or Common Stock Equivalents issued or issuable to employees, consultants, vendors, directors, or to other persons or entities approved by the Board of Directors, pursuant to any stock incentive, stock bonus, or stock purchase plan, or any other arrangement approved by the Board of Directors (or the exercise of any such options);

                  h. No Impairment. The corporation will at all times in good faith assist in the carrying out of all the provisions of this paragraph 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment. If any event occurs having a substantive effect similar to a transaction described in subparagraphs (d), (e), (f) or (g) but not expressly provided for therein (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), the corporation shall issue additional shares of Preferred Stock to the holders thereof so as to protect their rights from dilution as if a transaction described in the foregoing subparagraphs had occurred.

                  i. Issuance of Shares. Upon the occurrence of an event requiring the issuance of additional shares of Preferred Stock pursuant to this paragraph 5, the corporation shall record on its books, as of the date of such event, the additional shares of Preferred Stock so issued. As soon as practicable after such event, the corporation shall prepare and deliver to each holder of Preferred Stock entitled thereto, at the address appearing on the books of the corporation, a stock certificate representing such additional shares of Preferred Stock.

                  j. Notices of Record Date. In the event of (i) any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any reclassification or recapitalization of the capital stock of the corporation, any merger or consolidation of the corporation, or any transfer of all or substantially all of the assets of the corporation to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the corporation, the corporation shall mail to each holder of Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and
(C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

                  k. Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  l. Notices. Any notice required by the provisions of this paragraph 5 to be given to a holder of record of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to such holder of record at the address appearing on the books of the corporation, or if sent by telephone facsimile transmission to the attention of such holder at a facsimile number provided to the corporation by such holder.

                  m. Payment of Taxes. The corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

         6.       Covenants.

                  a. So long as at least ten percent (10%) of the authorized shares (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements) of any class of Preferred Stock remain outstanding, the corporation shall not, and shall not permit any Subsidiary to, without approval by the holders of a majority of the then outstanding shares of Preferred Stock voting as a single voting group or, if otherwise required by law or if the proposed corporate action would violate the terms of purchase agreement(s), option agreement(s) or other transaction documents between the corporation and Bachow Investment Partners III, L.P., Paul S. Bachow Co-Investment Fund, L.P. and/or Paul S. Bachow, or nominee(s), (collectively "Bachow Agreements"), without approval by the holders of a majority of shares of each class of Preferred Stock voting as a separate voting group:

                           (i)      Purchase, redeem, or otherwise acquire (or
pay into or set aside for a sinking fund for such purpose) any of the Common Stock (except repurchases of shares from former employees pursuant to repurchase rights of the corporation granted in connection with the issuance of such shares) or pay any dividend, or make any distribution, on any of the Common Stock (other than a dividend payable solely in Common Stock);

                           (ii)     Authorize or issue, or obligate itself to
issue, any other equity security (including any security convertible into or exercisable for any equity security);

                           (iii)  Effect any sale, lease, assignment, transfer,
or other conveyance of all or a substantial portion of the assets of the corporation (or any Subsidiary if such conveyance would involve a substantial portion of the assets of the corporation and its Subsidiaries considered as one enterprise), or any consolidation or merger involving the corporation or any of its Subsidiaries (except that a Subsidiary may be consolidated or merged with another Subsidiary or with the corporation), or any reclassification or other change of any stock, or any recapitalization or any dissolution, liquidation, or winding up, of the corporation or, unless the obligations of the corporation under the agreement are expressly conditioned upon the requisite approval of the holders of the Preferred Stock, make any agreement or become obligated so to do;

                           (iv)     Permit any subsidiary to issue or sell, or
obligate itself to issue or sell, except to the corporation, or any wholly owned Subsidiary, any stock of such Subsidiary;

                           (v)      Increase or decrease (other than by
permitted redemption or conversion) the total number of authorized shares of Preferred Stock or Common Stock; or

                           (vi)     Take any action which would be deemed to be
a dividend payment pursuant to the United States Internal Revenue Code, as amended.

                  b. Amendment of Bylaws. The corporation shall not amend its Bylaws to change any provision thereof which implements the terms of the Bachow Agreements, including but not limited to provisions regarding the minimum number or percentage of directors required to approve certain actions, without the unanimous approval of such amendments by all directors then serving on the Board of Directors and the approval of such amendments by the holders of a majority of shares of each class of Preferred Stock voting as a separate voting group.

         7. Reissuance. No shares of Preferred Stock acquired by the corporation by reason of redemption, purchase, conversion, or otherwise, shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the corporation shall be authorized to issue.

         D. The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series C Senior Preferred Stock or the holders thereof are as follows:

         1. Designation; Number of Shares. The designation of the Preferred Stock authorized by this resolution shall be "Series C Senior Preferred Stock," and the number of shares of Series C Senior Preferred Stock authorized hereby shall be 17,000,000.

         2. Dividends. The holders of Series C Senior Preferred Stock shall have identical dividend rights to those relating to the Series A and Series B Preferred Stock.

         3. Liquidation Preferences. (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, each holder of Series C Senior Preferred Stock shall be entitled to receive, out of the assets or surplus funds of the corporation, an amount for each share of Series C Senior Preferred Stock then held by such holder equal to $.2653 per share (appropriately adjusted for stock splits, stock dividends, combinations, recapitalization, reclassification, and similar corporate rearrangements, including additional shares of Series C Senior Preferred Stock issued pursuant to paragraph 6 hereof), and in addition, an amount equal to all declared but unpaid dividends on the Series C Senior Preferred Stock (the "Series C Liquidation Value"), before any payment shall be made or any assets distributed to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series C Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and funds of the corporation legally available for distribution shall be allocated among the holders of the Series C Senior Preferred Stock such that the amount received by each such holder bears the same relationship to the total assets and funds available for distribution as the aggregate Series C Liquidation Value of all shares held by such holder bears to the aggregate Series C Liquidation Value of all shares of Series C Senior Preferred Stock outstanding.

                  (b) After the payment or distribution to the holders of Series C Senior Preferred Stock of the full preferential amount aforesaid, and any amount required to be paid holders of Series A and B Preferred Stock pursuant to the Articles of Incorporation, the holders of preferred stock and the holders of the Common Stock shall be entitled to receive the remaining assets of the Company in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the preferred stock.

                  (c) For the purposes of this Paragraph 3, (i) any acquisition of the corporation by means of merger, consolidation, reorganization, or other transaction in which greater than 50% of the corporation's shares (including shares of Common Stock and shares of preferred stock on an as-converted basis) are transferred or (ii) the sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the holders of preferred stock to receive at the Closing in cash, securities or other property (valued as provided in subparagraph 3(d) below), amounts as specified in subparagraphs 3(a) and (b) above.

                  (d) Whenever the distribution provided for in this paragraph 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         4. Redemption. The holders of Series C Senior Preferred Stock shall have identical redemption rights to those relating to the Series A and Series B Preferred Stock, except that the "Redemption Price" for each share of Series C Senior Preferred

Stock shall be $.2653 for each share redeemed (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Series C Senior Preferred Stock issued pursuant to paragraph 6 hereof) plus the amount of all declared and unpaid dividends thereon.

         5. Voting Rights. Except as required by law, the holder of each share of Series C Senior Preferred Stock shall be entitled to one vote for each share held on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series C Senior Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation, and shall vote on all matters submitted to a vote of the shareholders with the holders of the Common Stock, except those matters required by law to be submitted to a separate vote by voting groups.
Fractional votes shall not, however, be permitted, and any fractional shares held shall be disregarded in computing voting rights.

         6. Conversion. The holders of Series C Senior Preferred Stock shall have identical rights to those relating to the Series A and Series B Preferred Stock as set forth in Article II, paragraph C, section 5 of the corporation's Articles of Incorporation, except that the "Conversion Price" of the Series C Senior Preferred Stock shall mean $.2653 per share, as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements relating to the Series C Senior Preferred Stock, including additional shares of Series C Senior Preferred Stock issued pursuant to this paragraph 6.

         7. Covenants. The holders of Series C Senior Preferred Stock shall have identical rights to those relating to the Series A and B Preferred Stock as are set forth in Article II, paragraph C, section 6 of the corporation's Articles.

         E. The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series C1 Senior Preferred Stock or the holders thereof are as follows:

         1. Designation; Number of Shares. The designation of the Preferred Stock authorized by this resolution shall be "Series C1 Senior Preferred Stock," and the number of shares of Series C1 Senior Preferred Stock authorized hereby shall be 15,000,000.

         2. Dividends. The holders of Series C1 Senior Preferred Stock shall have identical dividend rights to those relating to the Series A and Series B Preferred Stock and Series C Senior Preferred Stock.

         3. Liquidation Preferences. (a) The holders of Series C1 Senior Preferred Stock shall have identical liquidation preferences to those relating to the Series C Senior Preferred Stock and shall share in the assets and funds of the corporation on a pro rata basis with the holders of Series C Senior Preferred Stock if the assets and funds of the corporation following the event of liquidation, dissolution or winding up of the corporation are insufficient to permit the payment to such holders of the full preferential amount due each pursuant to the aforesaid preferences.

                  (b) After the payment or distribution to the holders of Series C and Series C1 Senior Preferred Stock of the full preferential amount aforesaid, and any amount required to be paid holders of Series A and B Preferred Stock pursuant to the Articles of Incorporation, the holders of preferred stock and the holders of the Common Stock shall be entitled to receive the remaining assets of the Company in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the preferred stock.

                  (c) For the purposes of this Paragraph 3, (i) any acquisition of the corporation by means of merger, consolidation, reorganization, or other transaction in which greater than 50% of the corporation's shares (including shares of Common Stock and shares of preferred stock on an as-converted basis) are transferred or (ii) the sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the holders of preferred stock to receive at the Closing in cash, securities or other property (valued as provided in subparagraph 3(d) below), amounts as specified in subparagraphs 3(a) and (b) above.

                  (d) Whenever the distribution provided for in this paragraph 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         4. Redemption. The holders of Series C1 Senior Preferred Stock shall have identical redemption rights to those relating to the Series C Preferred Stock. The "Redemption Price" for each share of Series C1 Senior Preferred Stock shall be $.2653 for each share redeemed (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Series C1 Senior Preferred Stock issued pursuant to paragraph 6 hereof) plus the amount of all declared and unpaid dividends thereon.

         5. Voting Rights. Except as required by law, the holder of each share of Series C1 Senior Preferred Stock shall be entitled to one vote for each share held on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series C1 Senior Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation, and shall vote on all matters submitted to a vote of the shareholders with the holders of the Common Stock, except those matters required by law to be submitted to a separate vote by voting groups.
Fractional votes shall not, however, be permitted, and any fractional shares held shall be disregarded in computing voting rights.

         6. Conversion. The holders of Series C1 Senior Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as set forth in the Certificate of Designation for such Series C Senior Preferred Stock. The "Conversion Price" of the Series C1 Senior Preferred Stock shall mean $.2653 per share, as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements relating to the Series C1 Senior Preferred Stock, including additional shares of Series C1 Senior Preferred Stock issued pursuant to this paragraph 6.

         7. Covenants. The holders of Series C1 Senior Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as are set forth in the Certificate of Designation for such Series C Senior Preferred Stock.

                                  ARTICLE III.

                                   Directors.

         Subject to the provisions of Article II hereof, the number of directors of the corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws.

                                  ARTICLE IV.

                              Shareholder Rights.

         A. No Preemptive Rights. Shareholders of the corporation shall have no statutory or contractual preemptive rights to acquire additional shares issued by the corporation except as set forth in the Bachow Agreements or as otherwise approved by the holders of a majority of shares of each class of Preferred Stock voting as a separate voting group.

         B. No Cumulative Voting. In any election for directors of the corporation, a holder of shares of any class or series of stock then entitled to vote has the right to vote in person or by proxy the number of shares of stock held thereby for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

         C. Vote Required for Merger, Share Exchange, Sale of Assets and Dissolution. The approval of any plan of merger, plan of share exchange, sale, lease, exchange or other disposition of all, or substantially all, of the corporation's property otherwise than in the usual and regular course of business, or proposal to dissolve, shall require the affirmative vote of the holders of not less than a majority of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation.

         D. Purchase Offers. If an offer is made by a person or entity to purchase stock, directly or indirectly, from one or more shareholders of the corporation, after which the offeror and its affiliates would directly or indirectly hold or control (including by proxy) 49% or more of the value or voting rights of the corporation, the offer can only be accepted if (i) it is for 100% of the value or voting rights of the corporation and is made to all shareholders of the corporation or (ii) it is approved by the holders of a majority of shares of each class of Preferred Stock voting as a separate voting group.

         E.       Rights of First Refusal.

         1. If a shareholder (a "Selling Shareholder") desires to sell any of his or her shares of stock of the corporation, regardless of class or series, to a non-shareholder or to a shareholder who directly or indirectly would, as a result of such purchase, hold more than 15% of the value or voting rights of the corporation, no sale of such shares shall be made without such Selling Shareholder first giving written notice (a "Notice") to the corporation that such Selling Shareholder plans to sell or has received and proposes to accept a bona fide offer to transfer, sell, or assign a designated number of such shares, stating the name and the address of the proposed buyer or transferee and the proposed purchase price per share and terms of payment. The corporation shall send one copy of such Notice to each shareholder within five
(5) days of receiving such Notice. The corporation and the other shareholders shall have the first right to purchase collectively all, but not less than all, of the shares that such Selling Shareholder intends to sell, at the price per share, upon the payment terms designated in the Notice, within 90 days of receipt of the Notice, provided that the corporation and/or such shareholders electing to exercise their first right of refusal notify such Selling Shareholder of their intention to purchase such shares within 45 days after receipt of the Notice from such Selling Shareholder. In the event that the shares designated in the Notice are not elected to be purchased, then such Selling Shareholder may sell the shares referred to in the Notice not purchased by.the corporation or the other shareholders to the proposed buyer, providing such sale (i) shall be completed within ninety (90) days after the expiration of the right to elect to purchase such shares, and (ii) shall be made at a price not less than the proposed price designated in the Notice and upon terms no more favorable to the buyer than the terms designated in the Notice. If such shares are not so sold, the Selling Shareholder must give notice in accordance with this paragraph prior to any other or subsequent sale of such shares. If both the corporation and the other shareholders desire to purchase such shares, the other shareholders may purchase the number of shares they desire to purchase and the corporation may purchase the remaining shares, if any. If the total number of shares which the other shareholders wish to purchase exceeds the available number of shares, each shareholder shall have the right to purchase up to that fraction of the available shares the numerator of which is the number of shares owned by the particular shareholder and the denominator of which is the number of shares owned by all shareholders who wish to purchase.

         2. Notwithstanding the foregoing: an individual shareholder may transfer shares to a member of his or her Immediate Family by gift or to a trust established for the benefit of a member or members of his or her Immediate Family; an entity shareholder may transfer shares to any entity directly or indirectly controlling, controlled by or under common control with such shareholder; and a partnership shareholder may transfer shares to any partner in such shareholder. "Immediate Family" means any spouse, child, grandchild, brother or sister of an individual shareholder.

         3. The corporation shall place an appropriate legend on the certificates for shares held by shareholders advising of the terms of this Right of First Refusal.

         4. The restrictions on transfer of shares set forth herein shall terminate upon (i) the occurrence of a Liquidity Event, (ii) the dissolution or bankruptcy of the corporation, (iii) the closing of a sale of all or substantially all of the assets of the corporation in which control of the corporation is transferred or (iv) approval of such termination by the holders of a majority of shares of each class of Preferred Stock voting as a separate voting group.

                                   ARTICLE V.

                   Indemnification and Liability of Officers,
                        Directors, Employees and Agents.

         A. Indemnification. The corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         B. Limitation on Liability of Directors. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VI.

                              Executive Committee

         If no Liquidity Event has occurred by May 20, 1998, an executive committee (the "Executive Committee") shall be formed comprised of then members of the Board of Directors, excluding (a) management, (b) management designees and (c) family members or individuals having a business or professional relationship with the corporation, management or any management designees. The Executive Committee shall, by majority vote of its members have all he right and authority of the Board of Directors to manage the sale process of the corporation, whether by merger, sale of assets or otherwise. The Executive Committee is not being created as a committee of the Board of Directors but rather as an independent body pursuant to Section 23B.08.010 of the Washington Business Corporation Act; accordingly, the Executive Committee shall have exclusive authority for the matters described in the preceding sentence and the Board of Directors shall have no authority for such matters.

                                  ARTICLE VII.

                             Amendment of Articles.

         These Articles of Incorporation may be amended with the approval of each voting group entitled to vote separately thereon by a majority of all votes entitled to be cast by that voting group. The holders of the outstanding shares of a class are entitled to vote as a separate voting group on a proposed amendment to these Articles of Incorporation if the amendment would:

         A. Increase of decrease the aggregate number of authorized shares of the class;

         B. Effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

         C. Effect an exchange or reclassification, or crease the right of exchange, of all or part of the shares of another class into shares of the class;

         D. Change the designation, rights, preferences, or limitations of all or part of the shares of the class;

         E. Change the shares of all or part of the class into a different number of shares of the same class;

         F. Create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

         G. Increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

         H. Limit or deny an existing preemptive right of all or part of the shares of the class; or

         I. Cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

         To the fullest extent permitted by law, the corporation additionally shall not amend these Articles of Incorporation to change Article V, this
Article VII or any provision hereof which implements the terms of any of the Bachow Agreements without the approval of such amendments by the holders of a majority of shares of each class of Preferred Stock voting as a separate voting group.

         DATED:  April 9, 1996.




                                       /s/ JOHN HEMINGWAY
                                       ---------------------------------
                                       John M. Hemingway, Chief Financial
                                       Officer and Secretary

                               INNOVA CORPORATION

         CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED STOCK AND
         QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF



Pursuant to Section 23B.06.020 of the Business Corporation Act of the State of Washington



INNOVA CORPORATION (the "corporation"), a corporation organized and existing under the Business Corporation Act of the State of Washington, hereby certifies that, pursuant to the provisions of Section 23B.06.020 of the Business Corporation Act of the State of Washington, its Board of Directors, at a meeting duly called and held on April 25, 1996, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

WHEREAS, the Board of Directors of the corporation is authorized, within the limitations and restrictions stated in the Restated Articles of Incorporation to fix by resolution or resolutions the designation of one or more series of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Business Corporation Act of Washington; and

WHEREAS, it is the desire of the Board of Directors of the corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of preferred stock to be designated the Series D Senior Preferred Stock of the corporation and the number of shares constituting such series;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Series D Senior Preferred Stock on the terms and with the provisions herein set forth:

                       TERMS, PREFERENCES AND LIMITATIONS

                                       of

                        SERIES D SENIOR PREFERRED STOCK

                                       of

                               INNOVA CORPORATION

The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series D Senior Preferred Stock or the holders thereof are as follows:

         1. Designation; Number of Shares. The designation of the Preferred Stock authorized by this resolution shall be "Series D Senior Preferred Stock," and the number of shares of Series D Senior Preferred Stock authorized hereby shall be 100,000,000.

         2. Dividends. The holders of Series D Senior Preferred Stock shall have identical dividend rights to those relating to the Series A and Series B Preferred Stock and Series C Senior Preferred Stock.

         3.  Liquidation Preferences.

                 (a) The holders of Series D Senior Preferred Stock shall have identical liquidation preferences to those relating to the Series C and Series C1 Senior Preferred Stock and shall share in the assets and funds of the corporation on a pro rata basis with the holders of Series C and Series C1 Senior Preferred Stock if the assets and funds of the corporation following the event of liquidation, dissolution or winding up of the corporation are insufficient to permit the payment to such holders of the full preferential amount due each pursuant to the aforesaid preferences.

                 (b) After the payment or distribution to the holders of Series D, Series C and Series C1 Senior Preferred Stock of the full preferential amount aforesaid, and any amount required to be paid holders of Series A and B Preferred Stock pursuant to the Articles of Incorporation, the holders of preferred stock and the holders of the Common Stock shall be entitled to receive the remaining assets of the Company in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the preferred stock.

                 (c) For the purposes of this Paragraph 3, (i) any acquisition of the corporation by means of merger, consolidation, reorganization, or other transaction in which greater than 50% of the corporation's shares (including shares of Common Stock and shares of preferred stock on an as-converted basis) are transferred or (ii) the sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the holders of preferred stock to receive at the Closing in cash, securities or other property (valued as provided in subparagraph 3(d) below), amounts as specified in subparagraphs 3(a) and (b) above.

                 (d) Whenever the distribution provided for in this paragraph 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         4. Redemption. The holders of Series D Senior Preferred Stock shall have identical redemption rights to those relating to the Series C and C1 Preferred Stock. The "Redemption Price" for each share of Series D Senior Preferred Stock shall be $.1345 for each share redeemed (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Series D Senior Preferred Stock issued pursuant to paragraph 6 hereof) plus the amount of all declared and unpaid dividends thereon.

         5. Voting Rights. Except as required by law, the holder of each share of Series D Senior Preferred Stock shall be entitled to one vote for each share held on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series D Senior Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation, and shall vote on all matters submitted to a vote of the shareholders with the holders of the Common Stock, except those matters required by law to be submitted to a separate vote by voting groups.
Fractional votes shall not, however, be permitted, and any fractional shares held shall be disregarded in computing voting rights.

         6. Conversion. The holders of Series D Senior Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as set forth in the Certificate of Designation for such Series C Senior Preferred Stock. The "Conversion Price" of the Series D Senior Preferred Stock shall mean $.1345 per share, as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements relating to the Series D Senior Preferred Stock, including additional shares of Series D Senior Preferred Stock issued pursuant to this paragraph 6.

         7. Covenants. The holders of Series D Senior Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as are set forth in the Certificate of Designation for such Series C Senior Preferred Stock.

IN WITNESS WHEREOF, Innova Corporation caused this Certificate to be signed by its Secretary on this 25th day of April, 1996.



                                       /s/ JOHN M. HEMINGWAY
                                       ----------------------------------
                                       John M. Hemingway, Secretary

                             ARTICLES OF AMENDMENT
                                       OF
                               INNOVA CORPORATION

         Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

         1.      The name of the corporation is Innova Corporation

         2. Article II, Paragraph A., of the Restated Articles of Incorporation of the corporation is amended to read in its entirety as follows:

                 A. The corporation is authorized to issue six classes of shares. The first three classes shall be designated "Series A Preferred Stock," "Series B Preferred Stock," and "Common Stock," respectively. The corporation is also authorized to issue a fourth class of stock, the "Series C Senior Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The corporation is also authorized to issue a fifth class of stock, the "Series D Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The corporation is also authorized to issue a sixth class of stock, the "Series E Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The aggregate number of shares of Series A Preferred Stock authorized to be issued is 100,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series B Preferred Stock authorized to be issued is 50,000,000 with a par value of $0.01 per share; the aggregate number of Series C Senior Preferred Stock authorized to be issued is 35,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series D Preferred Stock authorized to be issued is 100,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series E Preferred Stock authorized to be issued is 24,000,000, with a par value of $0.01 per share; and the aggregate number of shares of Common Stock authorized to be issued is 375,000,000, with a par value of $0.01 per share. The Series A Preferred Stock shall consist of three series, having the designations and relative preferences as follows:
         (a) 20,000,000 shares of Series A.1. Preferred Stock, having a liquidation preference of $0.5515 per share, and consisting of all Series A Preferred Stock issued and outstanding as of August 1, 1993 or issued with respect to such shares pursuant to paragraph 5 hereof on or before April 26, 1994; (b) 20,000,000 shares of Series A.2. Preferred Stock, having a liquidation preference of $0.035 per share, and consisting of all shares of Series A Preferred Stock issuable upon exercise of warrants to purchase Series A Preferred Stock, at an initial exercise price of $0.035 per share; and (c) 60,000,000 shares of Series A.3. Preferred Stock, having a liquidation preference of $0.3299 per share, and consisting of all shares of Series A Preferred Stock other than Series A.1. Preferred Stock or Series A.2. Preferred Stock. The liquidation preference for the Series B Preferred Stock shall be $.2525 per share.

                 The relative rights, preferences, privileges and restrictions with respect to each series of Series A Preferred Stock shall be identical in all respects, except as specifically identified herein.

         3.      The clauses prior to the colon of the second sentence of
Article II, Paragraph B., are amended to read in their entirety as follows:

                 B. Subject to the rights of approval of the holders of a majority of the outstanding shares of each class of Preferred Stock, as set forth in paragraph A above, the Board of Directors is hereby expressly authorized, at any time and from time to time, to divide the shares of Series C Senior Preferred Stock, the shares of Series D Preferred Stock and the shares of Series E Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and classes, and to fix and determine the preferences, voting rights, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of such series of the preferred stock to the fullest extent now or hereafter permitted by the laws of the State of Washington, including, but not limited to, the variations between different series in the following respects:

         4. The first clause of Article II, Paragraph C., is amended to read as follows:

         The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Senior Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (together referred to herein as "Preferred Stock") are as follows:

         5. Article II, Paragraph C.5(g)(ii) of the Restated Articles of Incorporation is amended to add the following at the end thereof:

                                  (gg)     the issuance of shares of Common
                          Stock issuable upon conversion of shares of the corporation's Series D Preferred Stock or Series E Preferred Stock.

         6. Article II, Paragraph D.3(a), is amended to read in its entirety as follows:

                 3. Liquidation Preferences. (a) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, each holder of Series C Senior Preferred Stock shall be entitled to receive, out of the assets or surplus funds of the corporation, an amount for each share of Series C Senior Preferred Stock then held by such holder equal to $.2653 per share (appropriately adjusted for stock splits, stock dividends, combinations, recapitalization, reclassification, and similar corporate rearrangements, including additional shares of Series C Senior Preferred Stock issued pursuant to paragraph 6 hereof), and in addition, an amount equal to all declared but unpaid dividends on the Series C Senior Preferred Stock (the "Series C Liquidation Value"), before any payment shall be made or any assets distributed to the holders of Series A Preferred Stock, Series B Preferred Stock or Common Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series C Senior Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount aforesaid, then the entire assets and funds of the corporation legally available for distribution shall be allocated among the holders of the Series C Senior Preferred Stock and any other Preferred Stock which ranks on parity with the Series C Senior Preferred Stock such that the amount received by each such holder bears the same relationship to the total assets and funds available for distribution as the aggregate Series C Liquidation Value of all shares held by such holder bears to the aggregate Series C Liquidation Value of all shares of Series C Senior Preferred Stock outstanding.

         7. Article II, Paragraph E.3(a), is amended to read in its entirety as follows:

                 3. Liquidation Preferences. (a) The holders of Series C1 Senior Preferred Stock shall have identical liquidation preferences to those relating to the Series C Senior Preferred Stock and shall share in the assets and funds of the corporation on a pro rata basis with the holders of Series C Senior Preferred Stock and any other Preferred Stock that ranks on parity with the Series C Senior Preferred Stock if the assets and funds of the corporation following the event of liquidation, dissolution or winding up of the corporation are insufficient to permit the payment to such holders of the full preferential amount due each pursuant to the aforesaid preferences.

         8. Section 3(a) of the Terms, Preferences and Limitations of Series D Senior Preferred Stock is amended to read in its entirety as follows:

                                  (a)      The holders of Series D Senior
                          Preferred Stock shall have identical liquidation preferences to those relating to the Series C and Series C1 Senior Preferred Stock and shall share in the assets and funds of the corporation on a pro rata basis with the holders of Series C and Series C1 Senior Preferred Stock and any other Preferred Stock that ranks on parity with the Series C and Series C1 Senior Preferred Stock if the assets and funds of the corporation following the event of liquidation, dissolution or winding up of the corporation are insufficient to permit the payment to such holders of the full preferential amount due each pursuant to the aforesaid preferences, provided that the Series D Senior Preferred Stock Liquidation Value shall be the "Series D Liquidation Value" as defined herein. The "Series D Liquidation Value" shall mean $0.1345 per share of Series D Senior Preferred Stock (appropriately adjusted for stock splits, stock dividends, combinations, recapitalization, reclassification, and similar corporate rearrangements, including additional shares of Series D Senior Preferred Stock issued pursuant to paragraph 6 hereof), and in addition, an amount equal to all declared but unpaid dividends on the Series D Senior Preferred Stock.

         9. The amendments to the Restated Articles of Incorporation do not provide for an exchange, reclassification, or cancellation of issued shares.

         10. The foregoing amendments to the Restated Articles of Incorporation were duly adopted by the Board of Directors of the corporation on January 27, 1997, and the amendments were duly approved by the shareholders of the corporation on February 17, 1997, in accordance with RCW 23B.10.030 and RCW 23B.10.040.


         I certify that I am the duly-elected secretary of the above-named corporation and am authorized to execute the foregoing Articles of Amendment on behalf of the corporation.

Dated: February 28, 1997.


                                       /s/ JOHN HEMINGWAY
                                       ----------------------------------
                                       John M. Hemingway, Chief Financial
                                       Officer and Secretary

                             ARTICLES OF AMENDMENT
                                       OF
                               INNOVA CORPORATION

         Pursuant to RCW 23B.10.060 and RCW 23B.06.020 of the Washington Business Corporation Act, the undersigned corporation hereby submits the amendment to the corporation's Articles of Incorporation.

         I.   The name of the corporation is Innova Corporation.

         II. Article II of the Restated Articles of Incorporation of Innova Corporation is amended by adding the following to the end thereof:

         F. The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series E Preferred Stock or the holders thereof are as follows:

                          1. Designation; Number of Shares. The designation of the Preferred Stock authorized by this resolution shall be "Series E Preferred Stock," and the number of shares of Series E Preferred Stock authorized hereby shall be 24,000,000.

                          2. Dividends. The holders of Series E Preferred Stock shall have identical dividend rights to those relating to the Series A and Series B Preferred Stock, Series C Senior Preferred Stock and the Series D Senior Preferred Stock.

                          3.  Liquidation Preferences.

                                  (a)      The holders of Series E Preferred
                 Stock shall have identical liquidation preferences to those relating to the Series C, Series C1 and Series D Senior Preferred Stock and shall share in the assets and funds of the corporation on a pro rata basis with the holders of Series C, Series C1 and Series D Senior Preferred Stock and any other Preferred Stock that ranks on parity with the Series C, Series C1 and Series D Senior Preferred Stock if the assets and funds of the corporation following the event of liquidation, dissolution or winding up of the corporation are insufficient to permit the payment to such holders of the full preferential amount due each pursuant to the aforesaid preferences, provided that the Series E Preferred Stock Liquidation Value shall be the "Series E Liquidation Value" as defined herein. The "Series E Liquidation Value" shall mean $0.21641 per share of Series E Preferred Stock (appropriately adjusted for stock splits, stock dividends, combinations, recapitalization, reclassification, and similar corporate rearrangements, including additional shares of Series E Preferred Stock issued pursuant to paragraph 6 hereof), and in addition, an amount equal to all declared but unpaid dividends on the Series E Preferred Stock.

                                  (b) After the payment or distribution to the holders of Series E Preferred Stock and Series D, Series C and Series C1 Senior Preferred Stock of the full preferential amount aforesaid, and any amount required to be paid holders of Series A and B Preferred Stock pursuant to the Articles of Incorporation, the holders of preferred stock and the holders of the Common Stock shall be entitled to receive the remaining assets of the Company in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the preferred stock.

                                  (c)  For the purposes of this Paragraph 3,
                 (i) any acquisition of the corporation by means of merger, consolidation, reorganization, or other transaction in which greater than 50% of the corporation's shares (including shares of Common Stock and shares of preferred stock on an as-converted basis) are transferred or (ii) the sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the holders of preferred stock to receive at the Closing in cash, securities or other property (valued as provided in subparagraph 3(d) below), amounts as specified in subparagraphs 3(a) and (b) above.

                                  (d)  Whenever the distribution provided for
                 in this paragraph 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

                          4. Redemption. The holders of Series E Preferred Stock shall have identical redemption rights to those relating to the Series C, C1 and D Senior Preferred Stock. The "Redemption Price" for each share of Series E Preferred Stock shall be $0.21641 for each share redeemed (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Series E Preferred Stock issued pursuant to paragraph 6 hereof) plus the amount of all declared and unpaid dividends thereon.

                          5. Voting Rights. Except as required by law, the holder of each share of Series E Preferred Stock shall be entitled to one vote for each share held on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series E Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation, and shall vote on all matters submitted to a vote of the shareholders with the holders of the

                 Common Stock, except those matters required by law to be submitted to a separate vote by voting groups. Fractional votes shall not, however, be permitted, and any fractional shares held shall be disregarded in computing voting rights.

                          6. Conversion. The holders of Series E Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as set forth in the Certificate of Designation for such Series C Senior Preferred Stock. The "Conversion Price" of the Series E Preferred Stock shall mean $0.21641 per share, as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements relating to the Series E Preferred Stock, including additional shares of Series E Preferred Stock issued pursuant to this paragraph 6.

                          7. Covenants. The holders of Series E Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as are set forth in the Certificate of Designation for such Series C Senior Preferred Stock.

         3.  The date of adoption of such amendment was March 6, 1997.

         4. The amendment was adopted by the Board of Directors; shareholder action was not required.

         DATED:  3/17, 1997.

                                       INNOVA CORPORATION


                                       By: /s/ JOHN HEMINGWAY
                                          ---------------------------

                                          John Hemingway
                                          ---------------------------
                                          Its Secretary

                             ARTICLES OF AMENDMENT
                                       OF
                               INNOVA CORPORATION

         Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation:

         1.      The name of the corporation is Innova Corporation.

         2. Article II, Paragraph A., of the Restated Articles of Incorporation of the corporation is amended to read in its entirety as follows:

                          A. The corporation is authorized to issue seven classes of shares. The first three classes shall be designated "Series A Preferred Stock," "Series B Preferred Stock," and "Common Stock," respectively. The corporation is also authorized to issue a fourth class of stock, the "Series C Senior Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The corporation is also authorized to issue a fifth class of stock, the "Series D Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The corporation is also authorized to issue a sixth class of stock, the "Series E Preferred Stock," the preferences, limitations and relative rights of which class (or the preferences, limitations, and relative rights of any series into which such class may be divided), the Board of

                 Directors is hereby expressly authorized to determine prior to issuance of shares of such class or series; provided, however, that prior to the issuance of any series into which such class of Preferred Stock may be divided, the terms of such issuance must be approved by a majority of the outstanding shares of each class of Preferred Stock of the corporation (which approval may be given by written consent executed by such shareholders). The corporation is also authorized to issue a seventh class of stock designated "Series F Preferred Stock." The aggregate number of shares of Series A Preferred Stock authorized to be issued is 100,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series B Preferred Stock authorized to be issued is 50,000,000 with a par value of $0.01 per share; the aggregate number of Series C Senior Preferred Stock authorized to be issued is 35,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series D Preferred Stock authorized to be issued is 100,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series E Preferred Stock authorized to be issued is 24,000,000, with a par value of $0.01 per share; the aggregate number of shares of Series F Preferred Stock authorized to be issued is 12,100,000, with a par value of $0.01 per share; and the aggregate number of shares of Common Stock authorized to be issued is 400,000,000, with a par value of $0.01 per share. The Series A Preferred Stock shall consist of three series, having the designations and relative preferences as follows: (a) 20,000,000 shares of Series A.1. Preferred Stock, having a liquidation preference of $0.5515 per share, and consisting of all Series A Preferred Stock issued and outstanding as of August 1, 1993 or issued with respect to such shares pursuant to paragraph 5 hereof on or before April 26, 1994; (b) 20,000,000 shares of Series A.2. Preferred Stock, having a liquidation preference of $0.035 per share, and consisting of all shares of Series A Preferred Stock issuable upon exercise of warrants to purchase Series A Preferred Stock, at an initial exercise price of $0.035 per share; and (c) 60,000,000 shares of Series A.3. Preferred Stock, having a liquidation preference of $0.3299 per share, and consisting of all shares of Series A Preferred Stock other than Series A.1. Preferred Stock or Series A.2. Preferred Stock. The liquidation preference for the Series B Preferred Stock shall be $.2525 per share.

                          The relative rights, preferences, privileges and
                 restrictions with respect to each series of Series A Preferred Stock shall be identical in all respects, except as specifically identified herein.

         3. The first clause of Article II, Paragraph C., is amended to read as follows:

                 The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Senior Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock (together referred to herein as "Preferred Stock") are as follows:

         4.      Article II, Paragraph C.3.d., is amended to read as follows:

                                        d.      The redemption rights
                 hereinabove set forth shall terminate upon: (i) the closing by the corporation of a firmly underwritten public offering involving the sale of at least 25% of the issued and outstanding shares of Common Stock, on a fully diluted basis, pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor law thereto generating net proceeds of not less than $10,000,000 and the commencement of trading of such shares on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (such public offering and commencement of trading being referred to hereinafter as a "Liquidity Event;" provided that, with respect to the Series F Preferred Stock, the net proceeds generated by such public offering shall not be less than $15,000,000 and at a price per share of not less than the price per share received by the corporation with respect to the most recent sale of shares of Series F Preferred Stock), (ii) the closing of a sale of substantially all of the assets of the corporation or other transaction in which the control of the corporation is transferred, or (iii) if the holders of a majority of each class of Preferred Stock, voting separately as voting groups, vote at a meeting duly noticed and called for this purpose to terminate such redemption rights.

         5. Article II, Paragraph C.5(g)(ii) of the Restated Articles of Incorporation is amended to add the following at the end thereof:

                                        (gg)    the issuance of shares of
                 Common Stock issuable upon conversion of shares of the corporation's Preferred Stock

         6. Article II of the Restated Articles of Incorporation of Innova Corporation is amended by adding the following as a new paragraph:

                          G. The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the Series F Preferred Stock or the holders thereof are as follows:

                                  1.       Designation; Number of Shares.  The
                 designation of the Preferred Stock authorized by this resolution shall be "Series F Preferred Stock," and the number of shares of Series F Preferred Stock authorized hereby shall be 12,100,000.

                                  2.       Dividends.  The holders of Series F
                 Preferred Stock shall have identical dividend rights to those relating to the Series E Preferred Stock.

                                  3.       Liquidation Preferences.

                                        (a)     The holders of Series F
                 Preferred Stock shall have identical liquidation preferences to those relating to the Series C, Series C1, Series D Senior Preferred Stock and Series E Preferred Stock and shall share in the assets and funds of the corporation on a pro rata basis with the holders of Series C, Series C1 and Series D Senior Preferred Stock and any other Preferred Stock that ranks on parity with the Series C, Series C1 and Series D Senior Preferred Stock if the assets and funds of the corporation following the event of liquidation, dissolution or winding up of the corporation are insufficient to permit the payment to such holders of the full preferential amount due each pursuant to the aforesaid preferences, provided that the Series F Preferred Stock Liquidation Value shall be the "Series F Liquidation Value" as defined herein. The "Series F Liquidation Value" shall mean $0.29 per share of Series F Preferred Stock (appropriately adjusted for stock splits, stock dividends, combinations, recapitalization, reclassification, and similar corporate rearrangements, including additional shares of series F Preferred Stock issued pursuant to paragraph 6 hereof), and in addition, an amount equal to all declared but unpaid dividends on the Series F Preferred Stock.

                                        (b)     After the payment or
                 distribution to the holders of Series F Preferred Stock and Series E, Series D, Series C and Series C1 Senior Preferred Stock of the full preferential amount aforesaid, and any amount required to be paid holders of Series A and B Preferred Stock pursuant to the Articles of Incorporation, the holders of preferred stock and the holders of the Common Stock shall be entitled to receive the remaining assets of the Company in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the preferred stock.

                                        (c)     For the purposes of this
                 Paragraph 3, (i) any acquisition of the corporation by means of merger, consolidation, reorganization, or other transaction in which greater than 50% of the corporation's shares (including shares of Common Stock and shares of preferred stock on an as- converted basis) are transferred or (ii) the sale of all or substantially all of the assets of the corporation, shall be treated as a liquidation, dissolution or winding up of the corporation and shall entitle the holders of preferred stock to receive at the Closing in cash, securities or other property (valued as provided in subparagraph 3(d) below), amounts as specified in subparagraphs 3(a) and (b) above.

                                        (d)     Whenever the distribution
                 provided for in this paragraph 3 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

                                  4. Redemption. The holders of Series F Preferred Stock shall have identical redemption rights to those relating to the Series C, C1 and D Senior Preferred Stock and Series E Preferred Stock. The "Redemption Price" for each share of Series F Preferred Stock shall be $0.29 for each share redeemed (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Series F Preferred Stock issued pursuant to paragraph 6 hereof) plus the amount of all declared and unpaid dividends thereon.

                                  5.       Voting Rights.  Except as required
                 by law, the holder of each share of Series F Preferred Stock shall be entitled to one vote for each share held on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series F Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation, and shall vote on all matters submitted to a vote of the shareholders with the holders of the Common Stock, except those matters required by law to be submitted to a separate vote by voting groups. Fractional votes shall not, however, be permitted, and any fractional shares held shall be disregarded in computing voting rights.

                                  6. Conversion. The holders of Series F Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as set forth in the Certificate of Designation for such Series C Senior Preferred Stock, except that mandatory conversion of the Series F Preferred Stock upon a Liquidity Event shall only occur if the Liquidity Event generates net proceeds of not less than $15,000,000 and at a price per share of not less than the price per share received by the corporation with respect to the most recent sale of shares of Series F Preferred Stock. The "Conversion Price" of the Series F Preferred Stock shall mean $0.29 per share, as appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements relating to the Series F Preferred Stock, including additional shares of Series F Preferred Stock issued pursuant to this paragraph 6.

                                  7.       Covenants.  The holders of Series F
                 Preferred Stock shall have identical rights to those relating to the Series C Senior Preferred Stock as are set forth in the Certificate of Designation for such Series C Senior Preferred Stock.

         7. The amendments to the Restated Articles of Incorporation do not provide for an exchange, reclassification, or cancellation of issued shares.

         8. The foregoing amendments to the Restated Articles of Incorporation were duly adopted by the Board of Directors of the corporation on May 14, 1997, and the amendments were duly approved by the shareholders of the corporation on June 4, 1997, in accordance with RCW 23B.10.030 and RCW 23B.10.040.

         I certify that I am the duly-elected secretary of the above-named corporation and am authorized to execute the foregoing Articles of Amendment on behalf of the corporation.

Dated:  June 12, 1997.



                                      /s/ JOHN M. HEMINGWAY
                                      -------------------------------
                                      John M. Hemingway, Chief Financial
                                      Officer and Secretary

                             ARTICLES OF AMENDMENT
                                       OF
                               INNOVA CORPORATION

        Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendment to the corporation's Articles of Incorporation.

        1.      The name of the corporation is Innova Corporation.

        2. The first sentence of paragraph C.3.a. of Article II is amended to read in its entirety as follows:

        At or at any time after October 1, 1998, the corporation shall at any time it may lawfully do so, upon not less than thirty (30) days' written notice from holders of shares of preferred Stock (each a "Requesting Holder") representing greater than fifty percent of the then issued and outstanding Preferred Stock, redeem the number of shares of Preferred Stock requested by each such requesting Holder by paying thereafter $.3299 for each share of Series A Preferred Stock and $.2525 for each share of Series B Preferred Stock redeemed (appropriately adjusted for stock splits, stock dividends, combinations, recapitalizations, reclassification, and similar corporate rearrangements, including additional shares of Series A Preferred Stock or Series B Preferred Stock issued pursuant to paragraph 5 hereof) plus the amount of all declared and unpaid dividends thereon (such total amount per share is hereinafter referred to as the "Redemption Price" of the Preferred Stock).

        3. Paragraph C.3.d. of Article II is amended to read in its entirety as follows:

                        d. The redemption rights hereinabove set forth shall terminate upon: (i) the closing by the corporation of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor law thereto generating net proceeds of not less than $10,000,000 and the commencement of trading of such shares on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (such public offering and commencement of trading being referred to hereinafter as a "Liquidity Event;" provided that, with respect to the Series F Preferred Stock, the net proceeds generated by such public offering shall not be less $15,000,000 and at a price per share of not be less than the price per share received by the corporation with respect to the most recent sale of shares of Series F Preferred Stock),
        (ii) the closing of a sale of
substantially all of the assets of the corporation or other transaction in which the control of the corporation is transferred, or (iii) if the holders of a majority of each class of Preferred Stock, voting separately as voting groups, vote at a meeting duly noticed and called for this purpose to terminate such redemption rights.

4. The first sentence of paragraph C.5.b. of Article II is amended to read in its entirety as follows:

Each share of Preferred Stock then outstanding shall automatically be converted into one fully paid and nonassessable share of Common Stock immediately upon the occurrence of a Liquidity Event.

5. The first sentence of paragraph C.5.g. of Article II is amended to read in its entirety as follows:

Except as otherwise provided in this subparagraph 5(g), if the corporation sells or issues any Common Stock or Common Stock Equivalents at a per share consideration less than the Conversion Price for shares of any series of Preferred Stock, then the corporation shall protect the Conversion Rights from dilution by issuing to each holder of shares of Preferred Stock with a Conversion Price greater than the per share consideration received by the corporation on such sale or issuance ("Affected Preferred Shares") additional shares of the same class of Preferred Stock as the Affected Preferred Shares, as set forth below.

6. Paragraph C.5.g.(ii) of Article II is amended to read in its entirety as follows:

                (ii) The foregoing notwithstanding, no additional shares of Preferred Stock shall be issued under this subparagraph 5(g) (X) with respect to an issuance of Common Stock or Common Stock Equivalents if, at any time prior to the delivery of the certificates representing such additional shares of Preferred Stock, holders of a majority of the issued and outstanding shares of each class of Preferred Stock agree, either in writing or at a duly called meeting of the corporation's shareholders, to the waiver (either retroactively or prospectively) of the right to receive additional shares, or (Y) as a result of:

           (aa) the issuance of Common Stock issuable upon conversion of shares of the corporation's Series A Preferred Stock;

           (bb) the issuance of Common Stock or Series A Preferred Stock issuable upon the exercise of warrants issued in connection with that certain Preferred Stock Purchase Agreement by and among the corporation and the Investors (as defined therein) dated as of October 26, 1993, as amended from time to time, and the issuance of Common Stock issuable upon conversion of any of such shares of Series A Preferred Stock; or

                (cc) the issuance of Common Stock issuable upon conversion of shares of the corporation's Series B Preferred Stock;

                (dd) the issuance of Common Stock issuable upon conversion of shares of the corporation's Series C Senior Preferred Stock consisting of Series C and Series C1 Senior Preferred Stock;

                (ee) The issuance of Common Stock or Common Stock Equivalents issuable upon the exercise of warrants, rights or options to purchase, or conversion of promissory notes into, Common Stock or Common Stock Equivalents outstanding as of the effective date of the last amendment to this paragraph (ee), and Common Stock issued upon exercise or conversion of such Common Stock Equivalents;

                (ff) the issuance of shares of Common Stock or Common Stock Equivalents or options to purchase shares of Common Stock or Common Stock Equivalents issued or issuable to employees, consultants, vendors, directors, or to other persons or entities approved by the Board of Directors, pursuant to any stock incentive, stock bonus, or stock purchase plan, or any other arrangement approved by the Board of Directors (or the exercise of any such options);

                (gg) the issuance of shares of shares of Common Stock issuable upon conversion of shares of the corporation's Preferred Stock.

7. Paragraph C.6.b. of Article II is amended to read in its entirety as follows:

The corporation shall not amend Article III, Sections 3.3, 3.4, 3.5 or the second sentence of Section 3.7, Article IV, Section 4.3, 4.5, 4.7, 4.12, 4.13 or 4.14, Article V, Section 5.1 or 5.2, any section of Article VII that would result in the indemnification of directors of the corporation being less than the maximum provided by Washington law, Article XII, Section 12.1 or 12.2, or
Article X of its Bylaws without the unanimous approval of such amendments by all directors then serving on the Board of Directors and the approval of such amendments by the holders of a majority of shares of each class of Preferred Stock voting as a separate voting group.

        The foregoing amendments to the Articles of Incorporation were duly adopted by the Board of Directors on June 17, 1997, and the amendments were duly approved by the shareholders of the corporation on July 15, 1997, in accordance with RCW 23B.10.030 and RCW 23B.10.040.

        I certify that I am the duly-elected secretary of the above-named corporation and am authorized to execute the foregoing Articles of Amendment on behalf of the corporation.


        DATED: August 2, 1997

                                INNVOA CORPORATION



                                By: /s/  JOHN M. HEMINGWAY
                                    --------------------------------
                                    John M. Hemingway
                                    Chief Financial Officer and
                                    Secretary